BLACKROCK ADVISORS, INC.
                          BLACKROCK DISTRIBUTORS, INC.

                   INVESTOR DISTRIBUTION AND SERVICE AGREEMENT

BlackRock Advisors, Inc.
Attn: Mona Lee
40 East 52nd Street
New York, New York 10022

         BlackRock Advisors, Inc. ("BlackRock"), BlackRock Distributors, Inc. ("BDI") and the service organization named below ("Service Organization") wish to enter into this Agreement relating to the clients of Service Organization ("Clients") who may from time to time beneficially own Investor A, Investor B and Investor C Shares (collectively, "Shares") of open-end investment companies advised by BlackRock or an affiliate of BlackRock or distributed by BDI (the "BlackRock Funds") or closed-end investment companies advised by BlackRock or an affiliate of BlackRock or distributed by BDI (together with the BlackRock Funds, referred to herein as the "Funds").

         The terms and conditions of this Agreement are as follows:

         Section 1: Except as otherwise designated in Appendix A or Appendix B to this Agreement, Service Organization agrees to provide (i) general shareholder liaison services and (ii) shareholder processing services relating to the processing and administration of shareholder accounts with respect to Clients who may from time to time beneficially own Shares.

         "General shareholder liaison services" include, but are not limited to,
(i) answering Client inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions or repurchases of shares may be effected and certain other matters pertaining to the Clients' investments; (ii) assisting Clients in designating and changing dividend options, account designations and addresses; and (iii) providing such other similar services as BlackRock, BDI or a Client may reasonably request.

         "Shareholder processing services" may include some or all of the following: (i) providing or causing to be provided necessary personnel and facilities to establish and maintain shareholder accounts and records for Clients; (ii) assisting in aggregating and processing purchase, exchange and redemption transactions; (iii) placing or causing to be placed purchase, redemption (in the case of open-end Funds) or repurchase (in the case of closed-end Funds) orders with the Funds' distributor; (iv) arranging for wiring of funds; (v) transmitting and receiving or causing to be transmitted and received funds in connection with Client orders to purchase, redeem (in the case of open-end Funds) or repurchase (in the case of closed-end Funds) Shares; (vi) processing dividend payments; (vii) verifying and guaranteeing Client signatures in connection with redemption (in the case of open-end Funds) or repurchase (in the case of closed-end Funds) orders and transfers and changes in Client-designated accounts, as necessary; (viii) providing or causing to be provided periodic statements showing a Client's account balance and, to the extent practicable, integrating such information with other Client transactions otherwise effected through or with Service Organization; (ix) furnishing or causing to be furnished (either separately or on an integrated basis with other reports sent to a Client by Service Organization) monthly and year-end statements and confirmations of purchases, exchanges, redemptions (in the case of open-end Funds) and repurchases (in the case of closed-end Funds); (x) transmitting on behalf of the Funds proxy statements, annual and semi-annual reports, updating prospectuses, repurchase offer notices and other communications from the Funds to Clients; (xi) receiving, tabulating and transmitting to the Funds proxies executed by Clients with respect to shareholder meetings; (xii) providing to the Funds sub-accounting with respect to Shares beneficially owned by Clients or the information necessary for sub-accounting; (xiii) sub-transfer agency services; and (xiv) providing such other similar services as BlackRock, BDI, a Fund or a Client may reasonably request.

         Section 2: Except as otherwise designated in Appendix A or Appendix B to this Agreement, Service Organization agrees to provide the distribution and sales support services for those Funds for which it receives a distribution and sales support fee, which services may include some or all of the following: (i) the implementation of marketing and promotional activities, including direct mail promotions; (ii) the distribution of sales literature; (iii) expenditures for sales or distribution support services such as for telephone facilities and in-house telemarketing; (iv) commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of Service Organization, attributable to distribution or sales support activities;
(v) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of Service Organization attributable to distribution or sales support activities, as applicable; and (iv) any other costs and expenses relating to distribution or sales support activities.

         Section 3: Service Organization will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in its business, or any personnel employed by it) as may be reasonably necessary or beneficial in order to provide the aforementioned services.

         Section 4: Neither Service Organization nor any of its officers, employees or agents are authorized to make any representations concerning a Fund or its Shares except those contained in the then current prospectuses and Statement of Additional Information for Shares, repurchase offer notices or in such supplemental literature or advertising as may be authorized by BlackRock or BDI in writing.

         Section 5: For all purposes of this Agreement, Service Organization will be deemed to be an independent contractor, and will have no authority to act as agent for BlackRock, BDI or any Fund in any matter or in any respect. Service Organization agrees to and does release, indemnify and hold BlackRock, BDI and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by Service Organization or its officers, employees or agents regarding the responsibilities of Service Organization hereunder or the purchase, redemption (in the case of open-end Funds), repurchase (in the case of closed-end Funds), transfer or registration of Shares (or orders relating to the same) by or on behalf of Clients to whom Service Organization provides services hereunder. Service Organization and its employees will, upon request, be available during normal business hours to consult with BlackRock, BDI or their designees concerning the performance of Service Organization's responsibilities under this Agreement.

         Section 6: (i) In consideration of the services and facilities provided by Service Organization pursuant to Section 1 hereof, BlackRock will pay to Service Organization, and Service Organization will accept as full payment therefore, the service and shareholder processing fees set forth in Appendix A and Appendix B to this Agreement at annual rates based on the average daily net asset value of the Shares beneficially owned by Clients for whom Service Organization is the dealer of record or holder of record with whom Service Organization has a servicing relationship ("the Clients' Shares"), which fees will be computed daily and payable periodically at the intervals specified in Appendix A and Appendix B.

         (ii) In consideration of the services and facilities provided by Service Organization pursuant to Section 2 hereof, BDI will pay to Service Organization, and Service Organization will accept as full payment therefore, the distribution fees set forth in Appendix A and Appendix B to this Agreement at annual rates based on the average daily net asset value of the Clients' Shares, which fees will be computed daily and payable periodically at the intervals specified in Appendix A and Appendix B.

         (iii) For purposes of determining the fees payable under this Section 6, the average daily net value of the Clients' Shares will be computed in the manner specified in each Fund's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases, redemptions (in the case of open-end Funds) and repurchases (in the case of closed-end Funds). The fee rate(s) set forth in Appendix A and Appendix B to this Agreement may be prospectively increased or decreased by BlackRock and BDI, in their sole discretion, at any time upon notice to Service Organization. Further, each Fund may, in its discretion and without notice, suspend or withdraw the sale of its Shares, including the sale of its Shares to Service Organization for the account of any Client or Clients.

         Section 7: Any person authorized to direct the disposition of monies paid or payable pursuant to this Agreement will provide to each Fund's Board of Trustees, and the trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. Service Organization will furnish BlackRock, BDI, the Funds or their designees with such information as they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with BlackRock, BDI, the Funds and their designees (including, without limitation, any auditors designated by the Funds), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8: BlackRock and BDI may enter into other similar Agreements with any other person or persons without Service Organization's consent.

         Section 9: This Agreement will become effective on the date this Agreement is accepted and signed by BlackRock or its designee. Unless sooner terminated, this Agreement will continue until the first May 31st after the date on which the Agreement is executed, and thereafter will continue automatically for successive annual periods, provided such continuance is approved at least annually by the Funds in the manner described in Section 12. This Agreement will automatically terminate in the event of its assignment. This Agreement is terminable with respect to any class of Shares, without penalty, at any time by any Fund (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 12 or a majority of the shareholders of such class) or by either BlackRock, BDI, or Service Organization upon written notice to all other parties hereto.

         Section 10: All notices and other communications to BlackRock, BDI or Service Organization will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other addresses as any party shall so provide to other parties.

         Section 11: This Agreement will be construed in accordance with the laws of the State of Delaware, and is non-assignable by the parties hereto.

         Section 12: This Agreement has been approved by the vote of a majority of (i) the Board of Trustees and (ii) those trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Funds and have no direct or indirect financial interest in the operation of the Plans adopted by the Funds regarding the provision of services to the beneficial owners of Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Trustees").

         Section 13: Service Organization has policies and procedures in place in order to comply with its obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to Service Organization as a financial institution under the BSA, or otherwise. Subject to legal restrictions, Service Organization will, upon BlackRock's request, promptly provide to BlackRock or the respective Fund evidence of those policies and procedures and Service Organization's compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Funds.

         Section 14: The name "BlackRock Funds" and "Trustees of BlackRock Funds" refer respectively to the trust created, and the trustees of such trust, as trustees but not individually or personally acting from time to time, under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the BlackRock Funds. The obligations of the BlackRock Funds entered into in the name or on behalf thereof by any of the trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, officers, representatives or agents of the BlackRock Funds personally, but bind only the property of the BlackRock Funds, and all persons dealing with any class of Shares of the BlackRock Funds must look solely to the property belonging to such class for the enforcement of any claims against that Fund.
                                              BLACKROCK ADVISORS, INC

________________________________________      By________________________________
Service Organization Name                      (Authorized Officer)
(please print or type)

________________________________________      __________________________________
Address                                       Signature

________________________________________      __________________________________
City           State          Zip Code        Title

By:_____________________________________      __________________________________
   (Please Print or Type)                     Date


________________________________________
Signature                                     BLACKROCK DISTRIBUTORS, INC


________________________________________      By:_______________________________
Title                                            (Authorized Officer)


________________________________________      __________________________________
Date                                          Signature


                                              __________________________________
                                              Title


                                              __________________________________
                                              Date

                                                                      Appendix A

                            BLACKROCK OPEN-END FUNDS

                                  Appendix A to
                   Investor Distribution and Service Agreement

                                  FEE SCHEDULE

         Pursuant to the terms and conditions set forth in the attached Investor Distribution and Agreement (the "Agreement"), Service Organization agrees to provide the services described in Section 1 and Section 2 of the Agreement for BlackRock Open-End Funds as follows:



                                                    Yes           No

General Shareholder Liaison Services:               [ ]          [ ]


Shareholder Processing Services:                    [ ]          [ ]


Distribution and Sales Support Services:            [ ]          [ ]


         Pursuant to the terms and conditions set forth in the Agreement (including Section 3 thereof), Service Organization will accept as full payment for the services provided by it as specified above, fees (calculated daily and payable quarterly) at the following rates based on the average daily net asset value of the Shares beneficially owned by Service Organization's Clients:

         Service Fee for General
         Shareholder Liaison Services................................0.25% (0.20% for New Jersey
                                                                       Municipal Money Market Portfolio)


         Shareholder Processing Fee.................................0.15%

         Distribution and Sales Support Fee
         Investor C Shares (All Portfolios).........................0.75%

The foregoing fees will accrue and be payable on each Share beneficially owned by a Client for periods beginning on and after the following dates:

                                              Investor A Shares        Investor B Shares       Investor C Shares

Service Fee for General                             On the                   On the              One Year After
Shareholder Liaison Services                    Purchase date            Purchase Date           Purchase Date

Shareholder Processing Fee*                         On the                   On the                  On the
                                                Purchase Date            Purchase date           Purchase Date
Distribution and                                     N/A                      N/A                One Year After
Sales Report Fee                                                                                 Purchase Date


*The Shareholder Processing Fee will not be paid if the amount of the Fee otherwise payable for a quarter is less than $2,000. BlackRock reserves the right to increase or decrease this threshold amount in its sole discretion from time to time.

Date:___________________
                                                                      Appendix B

                           BLACKROCK CLOSED-END FUNDS

                                  Appendix B to
                   Investor Distribution and Service Agreement

                                  FEE SCHEDULE

         Pursuant to the terms and conditions set forth in the attached Investor Distribution and Agreement (the "Agreement"), Service Organization agrees to provide the services described in Section 1 and Section 2 of the Agreement as follows:



                                                    Yes          No

General Shareholder Liaison Services:               [ ]          [ ]



Shareholder Processing Services:                    [ ]          [ ]


Distribution and Sales Support Services:            [ ]          [ ]


         Pursuant to the terms and conditions set forth in the Agreement (including Section 3 thereof), Service Organization will accept as full payment for the services provided by it as specified above, fees (calculated daily and payable quarterly) at the following rates based on the average daily net asset value of the Shares beneficially owned by Service Organization's Clients:

         Service Fee for General
         Shareholder Liaison Services................................0.25%

         Shareholder Processing Fee..................................N/A

         Distribution and Sales Support Fee.........................0.10%

The foregoing fees will accrue and be payable on each Share beneficially owned by a Client for periods beginning on and after the following dates:


                                              Investor A Shares        Investor B Shares       Investor C Shares
Service Fee for General                             On the              To be determined        To be determined
Shareholder Liaison Services                    Purchase date

Shareholder Processing Fee                           N/A                To be determined        To be determined

Distribution and                                    On the              To be determined        To be determined
Sales Support Fee                               Purchase Date